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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported) January 23, 2001

CLASSIC BANCSHARES, INC. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	0-27170 (Commission File Number)	61-1289391 (IRS Employer Identification No.)
344 17th Street, Ashland, Kentucky (Address of principal executive offices)	41101 (Zip Code)

Registrant's telephone number, including area code (606) 325-4789

__________________________________________________________ (Former name or former address, if changed since last report)
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ITEM 5.    OTHER EXHIBITS

Attached as Exhibit 99.1 is the Registrant's press release dated January 23, 2001 announcing a 22% increase in year-to-date earnings per share and declares a cash dividend.
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SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CLASSIC BANCSHARES, INC.

Date: January 23, 2001	By: /s/ Lisah M. Frazier Lisah M. Frazier Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated January 23, 2001